Exhibit 99

Acadia Healthcare Reports Fourth Quarter 2021 Results

Company Provides Full Year and First Quarter 2022 Guidance

FRANKLIN, Tenn.--(BUSINESS WIRE)--February 28, 2022--Acadia Healthcare Company, Inc. (NASDAQ: ACHC) today announced financial results for the fourth quarter and year ended December 31, 2021.

Fourth Quarter Highlights

  Revenue totaled $593.5 million
  Same facility revenue increased 10.7% as compared to the fourth quarter of 2020, including an increase in revenue per patient day of 7.8% and patient days of 2.7%
  Adjusted EBITDA totaled $156.1 million, which included $17.9 million of income from the Provider Relief Fund (“PRF”) established under the Coronavirus Aid, Relief, and Economic Security (“CARES”) Act
  Net income attributable to Acadia Healthcare Company, Inc. totaled $70.3 million, or $0.77 per diluted share, and adjusted income from continuing operations attributable to Acadia stockholders totaled $73.6 million, or $0.81 per diluted share, which included $0.14 of income from the PRF established under the CARES Act
  Cash flows from operating activities totaled $97.8 million

Fourth Quarter Results

The Company reported revenue of $593.5 million for the fourth quarter of 2021, compared with $541.3 million for the fourth quarter of 2020. Adjusted EBITDA was $156.1 million for the fourth quarter of 2021, compared with $157.9 million for the same period last year. The Company recorded income of $17.9 million and $32.8 million in the fourth quarters of 2021 and 2020, respectively, related to the PRF established under the CARES Act. Excluding these funds, Adjusted EBITDA was $138.2 million for the fourth quarter of 2021, compared with $125.1 million for the fourth quarter of 2020.

Net income attributable to Acadia stockholders for the fourth quarter of 2021 was $70.3 million, or $0.77 per diluted share, compared to net loss of $783.7 million, or $8.78 per diluted share, for the fourth quarter of 2020. The results for the fourth quarter of 2020 included a loss from discontinued operations of $842.2 million, net of income taxes, primarily related to the loss on sale of the U.K. business of $867.3 million. For the fourth quarter of 2021, adjusted income from continuing operations attributable to Acadia stockholders was $0.81 per diluted share. Excluding income from the PRF, adjusted income from continuing operations was $0.67 for the fourth quarter of 2021. Adjustments to income include transaction-related expenses and the income tax effect of adjustments to income. A reconciliation of all non-GAAP financial results in this press release begins on page 10.

For the fourth quarter of 2021, Acadia’s same facility revenue increased 10.7% compared with the fourth quarter of 2020, including an increase in revenue per patient day of 7.8% and an increase in patient days of 2.7%.

Debbie Osteen, Chief Executive Officer of Acadia Healthcare Company, remarked, “We are pleased with our financial and operating results for the fourth quarter of 2021, completing another year of strong growth for Acadia. These results reflect robust demand for our behavioral health services. While we faced challenges late in the fourth quarter of 2021 and early in the first quarter of 2022 related to the surge of the Omicron variant of COVID-19, we continued to see solid year-over-year volume growth and strong operating trends. Our facility and corporate leadership teams have continued to manage labor costs while navigating a tight labor market. We are fortunate to have an experienced and dedicated team of employees and clinicians across our operations who have continued to provide quality patient care for those seeking treatment for mental health and substance use issues. Our strong results reflect our ability to effectively manage our operations and execute our growth strategy despite a challenging environment.

Strategic Investments for Long-Term Growth

“We had a very active fourth quarter with respect to key strategic growth initiatives across our service lines. We announced three new joint venture partnerships, the acquisition of real estate to open new facilities in the Chicago, Illinois, market and the acquisition of CenterPointe Behavioral Health System located in Missouri. We also added 13 beds to our existing facilities, bringing our total to 295 bed additions to existing facilities in 2021.

“An important growth objective for Acadia is to identify underserved markets for behavioral health treatment and develop wholly owned de novo facilities that help fill this gap. In line with this strategy, during the fourth quarter, we completed the acquisition of the real estate for three currently non-operational facilities, including one adult hospital, one children’s hospital and an outpatient facility, all located on the north side of Chicago. Prior to reopening, Acadia will make infrastructure investments to improve the behavioral health facilities, which will operate as Montrose Behavioral Health Hospital. This is an exciting opportunity for Acadia to enter the greater Chicago area and address the significant need for behavioral health services for adults and children. The 60-bed children’s hospital and outpatient facility are expected to open in the summer of 2022 and the 101-bed adult hospital is slated to begin operations in 2023. In addition to the Chicago facilities, we also expect to open an additional de novo facility in Indio, California, in late 2022.

“We also continued to expand our network of comprehensive treatment centers (CTCs), which are designed to address the growing and critical need for medication-assisted treatment for patients dealing with opioid use disorder. During the fourth quarter we opened five new CTCs, bringing the total number to ten CTCs opened in 2021. With the growing recognition and acceptance of the critical need for quality addiction treatment, we plan to open an additional six to ten CTCs in 2022 to address this demand.

“As a leading provider of behavioral health services, we are especially proud to work with leading health systems and hospitals across the country who are looking for a strong partner to help expand behavioral health treatment options in their respective communities. We announced three new joint venture partnerships during the fourth quarter, expanding our market reach to 16 partnerships. Our latest partners include Fairview Health Services, one of Minnesota’s leading health systems, to build a new hospital with 144 beds in the Twin Cities area; SCL Health, a premier healthcare system in Colorado, for a new 144-bed facility in the Denver area; and Orlando Health, one of Central Florida’s premier health systems, to expand inpatient and outpatient programs and community outreach. In 2022, we expect to open new facilities with Covenant Health in Knoxville, Tennessee, and Lutheran Health Network in Ft. Wayne, Indiana. We will continue to seek partnerships with premier health systems who share our commitment to expand access to quality care and treatment.

“We also have continued to expand our operations in high growth markets through select acquisitions that meet the criteria of our disciplined capital allocation framework. On December 31, 2021, we completed the acquisition of CenterPointe Behavioral Health System, the largest dedicated behavioral healthcare provider in the state of Missouri for cash consideration of $139 million. The acquired assets consist of four inpatient hospitals with 260 acute care beds and 46 specialty beds for substance use and ten outpatient locations. This transaction is commensurate with our growth strategy, and we look forward to pursuing additional acquisition opportunities for Acadia in the year ahead,” added Osteen.

Cash and Liquidity

Acadia’s balance sheet remains strong with ample liquidity and capital to support its growth strategy. As of December 31, 2021, the Company had $133.8 million in cash and cash equivalents. The Company funded the CenterPointe acquisition through a combination of cash on hand and borrowings of $70 million under the Company’s revolving credit facility. As of December 31, 2021, Acadia had $430 million available under its $600 million revolving credit facility, and its net leverage ratio was approximately 2.4x.

During the fourth quarter, the Company continued its repayment of amounts received pursuant to the Medicare Accelerated and Advanced Payment Program under the CARES Act. Of the $45 million of advanced payments received in 2020, the Company repaid $25 million in 2021, including payments of $8.2 million in the fourth quarter. The Company will continue to repay the remaining balance throughout 2022. The Company also repaid half of the approximately $39 million of 2020 payroll tax deferrals in September 2021 and will repay the remaining portion in the second half of 2022.

Financial Guidance

Acadia today established financial guidance for 2022, as follows:

2022 Guidance Range

Revenue	$2.55 to $2.60 billion
Adjusted EBITDA	$575 to $610 million
Adjusted earnings per diluted share	$2.85 to $3.15
Interest Expense	$65 to $70 million
Tax rate	25% to 26%
Depreciation and amortization expense	$120 to $130 million
Stock compensation expense	Approximately $30 million
Operating cash flows, including $39 million of CARES Act repayments	$350 to $400 million
Expansion capital expenditures	$290 to $340 million
Maintenance capital expenditures	Approximately $50 million

Acadia also established financial guidance for the first quarter of 2022, as follows:

First Quarter 2022 Guidance Range

Revenue	$600 to $610 million
Adjusted EBITDA	$130 to $135 million
Adjusted earnings per diluted share	$0.62 to $0.66

The Company’s guidance does not include the impact of any future acquisitions, divestitures or transaction-related expenses.

Looking Ahead

Osteen added, “We are proud of our performance for 2021 as we continued to execute on the key pathways of our growth strategy with favorable results. We are even more proud of the critical role we play as the leading pure-play provider of behavioral healthcare services and our unwavering commitment to providing safe and quality patient care in Acadia’s facilities across our network. Our primary objective for 2022 is to continue to extend our market reach with a goal to add 300 beds to existing facilities and pursue additional opportunities for de novo facilities, joint venture partnerships and acquisitions. As we witness greater societal acceptance of treatment for mental health and addiction issues and more access to funding support, we see significant opportunities for continued growth for Acadia. Importantly, we have the financial strength to support a strategy that delivers greater value for our patients, the communities we serve, and our stakeholders.”

Conference Call

Acadia will hold a conference call to discuss its fourth quarter financial results at 9:00 a.m. Eastern Time on Tuesday, March 1, 2022. A live webcast of the conference call will be available at www.acadiahealthcare.com in the “Investors” section of the website. The webcast of the conference call will be available for 30 days.

About Acadia

Acadia is a leading provider of behavioral healthcare services across the United States. As of December 31, 2021, Acadia operated a network of 238 behavioral healthcare facilities with approximately 10,500 beds in 40 states and Puerto Rico. With more than 22,500 employees serving approximately 70,000 patients daily, Acadia is the largest stand-alone behavioral health company in the U.S. Acadia provides behavioral healthcare services to its patients in a variety of settings, including inpatient psychiatric hospitals, specialty treatment facilities, residential treatment centers and outpatient clinics.

Forward-Looking Information

This press release contains forward-looking statements. Generally, words such as “may,” “will,” “should,” “could,” “anticipate,” “expect,” “intend,” “estimate,” “plan,” “continue,” and “believe” or the negative of or other variation on these and other similar expressions identify forward-looking statements. These forward-looking statements are made only as of the date of this press release. We do not undertake to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements are based on current expectations and involve risks and uncertainties and our future results could differ significantly from those expressed or implied by our forward-looking statements. Factors that may cause actual results to differ materially include, without limitation, (i) the impact of the COVID-19 pandemic, including, without limitation, disruption to the U.S. economy and financial markets; reduced admissions and patient volumes; increased costs relating to labor, supply chain and other expenditures; and difficulty in collecting patient accounts receivable due to increases in the unemployment rate and the number of underinsured and uninsured patients; (ii) the impact of vaccine and other pandemic-related mandates imposed by local, state and federal authorities; (iii) potential difficulties in successfully integrating the operations of acquired facilities or realizing the expected benefits and synergies of our acquisitions, joint ventures and de novo transactions; (iv) Acadia’s ability to add beds, expand services, enhance marketing programs and improve efficiencies at its facilities; (v) potential reductions in payments received by Acadia from government and third-party payors; (vi) the occurrence of patient incidents, governmental investigations, litigation and adverse regulatory actions, which could adversely affect the price of our common stock and result in substantial payments and incremental regulatory burdens; (vii) the risk that Acadia may not generate sufficient cash from operations to service its debt and meet its working capital and capital expenditure requirements; (viii) potential disruptions to our information technology systems or a cyber security incident; and (ix) potential operating difficulties, labor costs, client preferences, changes in competition and general economic or industry conditions that may prevent Acadia from realizing the expected benefits of its business strategies. These factors and others are more fully described in Acadia’s periodic reports and other filings with the SEC.

Acadia Healthcare Company, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
	(In thousands, except per share amounts)

Revenue	$593,480	$541,276	$2,314,394	$2,089,929

Salaries, wages and benefits (including equity-based compensation expense of $12,542, $6,246, $37,530 and $22,504, respectively)	321,120	301,658	1,243,804	1,154,522
Professional fees	34,824	29,480	136,739	120,489
Supplies	23,004	22,213	90,702	87,241
Rents and leases	9,829	9,387	38,519	37,362
Other operating expenses	79,076	59,732	301,339	262,272
Income from provider relief fund	(17,900)	(32,819)	(17,900)	(32,819)
Depreciation and amortization	28,368	24,958	106,717	95,256
Interest expense, net	15,573	39,707	76,993	158,105
Debt extinguishment costs	-	3,962	24,650	7,233
Loss on impairment	-	4,751	24,293	4,751
Transaction-related expenses	3,458	2,162	12,778	11,720
Total expenses	497,352	465,191	2,038,634	1,906,132
Income from continuing operations before income taxes	96,128	76,085	275,760	183,797
Provision for income taxes	24,609	16,432	67,557	40,606
Income from continuing operations	71,519	59,653	208,203	143,191
Loss from discontinued operations, net of taxes	-	(842,194)	(12,641)	(812,390)
Net income (loss)	71,519	(782,541)	195,562	(669,199)
Net income attributable to noncontrolling interests	(1,241)	(1,131)	(4,927)	(2,933)
Net income (loss) attributable to Acadia Healthcare Company, Inc.	$70,278	$(783,672)	$190,635	$(672,132)

Basic earnings per share attributable to Acadia Healthcare Company, Inc. stockholders:
Income from continuing operations attributable to Acadia Healthcare Company, Inc.	$0.79	$0.67	$2.29	$1.60
Loss from discontinued operations	$-	$(9.58)	$(0.14)	$(9.25)
Net income (loss) attributable to Acadia Healthcare Company, Inc.	$0.79	$(8.91)	$2.15	$(7.65)

Diluted earnings per share attributable to Acadia Healthcare Company, Inc. stockholders:
Income from continuing operations attributable to Acadia Healthcare Company, Inc.	$0.77	$0.66	$2.24	$1.58
Loss from discontinued operations	$-	$(9.44)	$(0.14)	$(9.17)
Net income (loss) attributable to Acadia Healthcare Company, Inc.	$0.77	$(8.78)	$2.10	$(7.59)

Weighted-average shares outstanding:
Basic	89,020	87,952	88,769	87,875
Diluted	91,038	89,233	90,793	88,595

Acadia Healthcare Company, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

	December 31,
	2021	2020
	(In thousands)

ASSETS
Current assets:
Cash and cash equivalents	$133,813	$378,697
Accounts receivable, net	281,332	273,551
Other current assets	79,886	61,332
Current assets held for sale	-	1,809,815
Total current assets	495,031	2,523,395
Property and equipment, net	1,771,159	1,622,896
Goodwill	2,199,937	2,105,264
Intangible assets, net	70,145	68,535
Deferred tax assets	3,080	3,209
Operating lease right-of-use assets	133,761	96,937
Other assets	94,965	79,126
Total assets	$4,768,078	$6,499,362

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$18,594	$153,478
Accounts payable	98,575	87,815
Accrued salaries and benefits	137,845	124,912
Current portion of operating lease liabilities	23,348	18,916
Other accrued liabilities	126,499	178,453
Derivative instrument liabilities	-	84,584
Current liabilities held for sale	-	660,027
Total current liabilities	404,861	1,308,185
Long-term debt	1,478,626	2,968,948
Deferred tax liabilities	74,368	50,017
Operating lease liabilities	116,841	84,029
Other liabilities	110,505	133,412
Total liabilities	2,185,201	4,544,591
Redeemable noncontrolling interests	65,388	55,315
Equity:
Common stock	890	880
Additional paid-in capital	2,636,350	2,580,327
Accumulated other comprehensive loss	-	(371,365)
Accumulated deficit	(119,751)	(310,386)
Total equity	2,517,489	1,899,456
Total liabilities and equity	$4,768,078	$6,499,362

Acadia Healthcare Company, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Year Ended December 31,
	2021	2020
	(In thousands)
Operating activities:
Net income (loss)	$195,562	$(669,199)
Adjustments to reconcile net income (loss) to net cash provided by continuing operating activities:
Depreciation and amortization	106,717	95,256
Amortization of debt issuance costs	4,071	12,636
Equity-based compensation expense	37,530	22,504
Deferred income taxes	11,772	53,108
Loss from discontinued operations, net of taxes	12,641	812,390
Debt extinguishment costs	24,650	7,233
Loss on impairment	24,293	4,751
Other	491	1,041
Change in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable, net	2,448	15,340
Other current assets	1,968	9,675
Other assets	(10,770)	1,519
Accounts payable and other accrued liabilities	6,164	41,910
Accrued salaries and benefits	9,755	(10,001)
Other liabilities	(14,940)	18,082
Government relief funds	(38,128)	86,599
Net cash provided by continuing operating activities	374,224	502,844
Net cash provided by discontinued operating activities	253	155,963
Net cash provided by operating activities	374,477	658,807

Investing activities:
Cash paid for acquisitions, net of cash acquired	(139,015)	-
Cash paid for capital expenditures	(244,811)	(224,964)
Proceeds from U.K. Sale	1,511,020	-
Settlement of foreign currency derivatives	(84,795)	-
Proceeds from sale of property and equipment	3,493	92
Cash paid for purchase of finance lease	(31,401)	-
Other	3,142	(13,365)
Net cash provided by (used in) continuing investing activities	1,017,633	(238,237)
Net cash used in discontinued investing activities	-	(43,602)
Net cash provided by (used in) investing activities	1,017,633	(281,839)

Financing activities:
Borrowings on long-term debt	425,000	925,000
Borrowings on revolving credit facility	500,000	100,000
Principal payments on revolving credit facility	(330,000)	(100,000)
Principal payments on long-term debt	(7,969)	(41,291)
Repayment of long-term debt	(2,227,935)	(909,785)
Payment of debt issuance costs	(7,964)	(18,295)
Common stock withheld for minimum statutory taxes, net	16,295	184
Distributions to noncontrolling interests	(1,588)	(916)
Other	(6,900)	(3,146)
Net cash used in continuing financing activities	(1,641,061)	(48,249)
Net cash used in discontinued financing activities	-	(3,250)
Net cash used in financing activities	(1,641,061)	(51,499)

Effect of exchange rate changes on cash	4,067	4,087

Net (decrease) increase in cash and cash equivalents, including cash classified within current assets held for sale	(244,884)	329,556
Less: cash classified within current assets held for sale	-	(75,051)
Net (decrease) increase in cash and cash equivalents	(244,884)	254,505
Cash and cash equivalents at beginning of the period	378,697	124,192
Cash and cash equivalents at end of the period	$133,813	$378,697

Effect of acquisitions:
Assets acquired, excluding cash	$176,365	$20,200
Liabilities assumed	(37,350)	(53)
Redeemable noncontrolling interest resulting from an acquisition	-	(20,147)
Cash paid for acquisitions, net of cash acquired	$139,015	$-

Acadia Healthcare Company, Inc.
Operating Statistics
(Unaudited, Revenue in thousands)

	Three Months Ended December 31,			Year Ended December 31,
	2021	2020	% Change	2021	2020	% Change
U.S. Same Facility Results (1)
Revenue	$591,635	$534,533	10.7%	$2,300,024	$2,074,456	10.9%
Patient Days	684,984	666,906	2.7%	2,760,181	2,646,173	4.3%
Admissions	42,414	42,574	-0.4%	177,791	171,808	3.5%
Average Length of Stay (2)	16.1	15.7	3.1%	15.5	15.4	0.8%
Revenue per Patient Day	$864	$802	7.8%	$833	$784	6.3%
Adjusted EBITDA margin (3)	31.3%	33.8%	-250 bps	29.1%	27.6%	150 bps
Adjusted EBITDA margin excluding income from provider relief fund	28.3%	27.7%	60 bps	28.3%	26.1%	220 bps

U.S. Facility Results
Revenue	$593,480	$541,276	9.6%	$2,314,394	$2,089,929	10.7%
Patient Days	686,584	671,840	2.2%	2,775,061	2,667,762	4.0%
Admissions	42,691	42,639	0.1%	179,075	172,277	3.9%
Average Length of Stay (2)	16.1	15.8	2.1%	15.5	15.5	0.1%
Revenue per Patient Day	$864	$806	7.3%	$834	$783	6.5%
Adjusted EBITDA margin (3)	30.5%	33.5%	-300 bps	28.4%	27.5%	90 bps
Adjusted EBITDA margin excluding income from provider relief fund	27.5%	27.4%	10 bps	27.6%	25.9%	170 bps
(1) Same facility results for the periods presented include facilities we have operated for more than one year and exclude certain closed services.
(2) Average length of stay is defined as patient days divided by admissions.
(3) For the three months and year ended December 31, 2021, includes income from provider relief fund of $17.9 million. For the three months and year ended December 31, 2020, includes income from provider relief fund of $32.8 million.

Acadia Healthcare Company, Inc.
Reconciliation of Net Income Attributable to Acadia Healthcare Company, Inc. to Adjusted EBITDA
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
	(in thousands)

Net income (loss) attributable to Acadia Healthcare Company, Inc.	$70,278	$(783,672)	$190,635	$(672,132)
Net income attributable to noncontrolling interests	1,241	1,131	4,927	2,933
Loss from discontinued operations, net of taxes	-	842,194	12,641	812,390
Provision for income taxes	24,609	16,432	67,557	40,606
Interest expense, net	15,573	39,707	76,993	158,105
Depreciation and amortization	28,368	24,958	106,717	95,256
EBITDA	140,069	140,750	459,470	437,158

Adjustments:
Equity-based compensation expense (a)	12,542	6,246	37,530	22,504
Transaction-related expenses (b)	3,458	2,162	12,778	11,720
Debt extinguishment costs (c)	-	3,962	24,650	7,233
Loss on impairment (d)	-	4,751	24,293	4,751
Adjusted EBITDA	$156,069	$157,871	$558,721	$483,366

Adjusted EBITDA margin	26.3%	29.2%	24.1%	23.1%

Adjusted EBITDA excluding income from provider relief fund	$138,169	$125,052	$540,821	$450,547

Adjusted EBITDA margin excluding income from provider relief fund	23.3%	23.1%	23.4%	21.6%

See footnotes on page 13.

Acadia Healthcare Company, Inc.
Reconciliation of Net Income Attributable to Acadia Healthcare Company, Inc. to
Adjusted Income Attributable to Acadia Healthcare Company, Inc.
(Unaudited)

	Three Months Ended December 31, 2021	Year Ended December 31, 2021
	(in thousands, except per share amounts)

Net income (loss) attributable to Acadia Healthcare Company, Inc.	$70,278	$190,635
Loss from discontinued operations, net of taxes	-	12,641

Adjustments to income:
Transaction-related expenses (b)	3,458	12,778
Debt extinguishment costs (c)	-	24,650
Loss on impairment (d)	-	24,293
Provision for income taxes	24,609	67,557
Adjusted income from continuing operations before income taxes attributable to Acadia Healthcare Company, Inc.	98,345	332,554
Income tax effect of adjustments to income (e)	24,791	87,500
Adjusted income from continuing operations attributable to Acadia Healthcare Company, Inc.	73,554	245,054
Income from provider relief fund, net of taxes	(13,044)	(13,044)
Adjusted income from continuing operations attributable to Acadia Healthcare Company, Inc. excluding income from provider relief fund	$60,510	$232,010

Weighted-average shares outstanding - diluted	91,038	90,793

Adjusted income from continuing operations attributable to Acadia Healthcare Company, Inc. per diluted share	$0.81	$2.70
Income from provider relief fund, net of taxes, per diluted share	(0.14)	(0.14)
Adjusted income from continuing operations attributable to Acadia Healthcare Company, Inc., excluding income from provider relief fund, per diluted share	$0.67	$2.56

	Three Months Ended December 31, 2020	Year Ended December 31, 2020
	(in thousands, except per share amounts)
Net income (loss) attributable to Acadia Healthcare Company, Inc.	$(783,672)	$(672,132)
Loss from discontinued operations, net of taxes	842,194	812,390

Adjustments to income:
Transaction-related expenses (b)	2,162	11,720
Debt extinguishment costs (c)	3,962	7,233
Loss on impairment (d)	4,751	4,751
Provision for income taxes	16,432	40,606
Adjusted income from continuing operations before income taxes attributable to Acadia Healthcare Company, Inc.	85,829	204,568
Adjusted income from discontinued operations before income taxes	31,483	86,258
Adjusted income before income taxes attributable to Acadia Healthcare Company, Inc.	117,312	290,826
Income tax effect of adjustments to income (e)	16,124	44,496
Adjusted income attributable to Acadia Healthcare Company, Inc.	101,188	246,330
Income from provider relief fund, net of taxes	(23,915)	(23,915)
Adjusted income attributable to Acadia Healthcare Company, Inc. excluding income from provider relief fund	$77,273	$222,415

Weighted-average shares outstanding - diluted	89,233	88,595

Adjusted income attributable to Acadia Healthcare Company, Inc. per diluted share (4)	$1.13	$2.78
Income from provider relief fund, net of taxes, per diluted share	(0.27)	(0.27)
Adjusted income attributable to Acadia Healthcare Company, Inc. excluding income from provider relief fund, per diluted share	$0.86	$2.51
(4) For the three months and year ended December 31, 2020, Adjusted income attributable to Acadia Healthcare Company, Inc. per diluted share includes Adjusted income from discontinued operations before income taxes and is not directly comparable to Adjusted income from continuing operations attributable to Acadia Healthcare Company, Inc. per diluted share for the three months and year ended December 31, 2021. Interest expense, which has been significantly reduced following debt repayments in the first quarter of 2021, is recorded in income from continuing operations and not allocated to discontinued operations because such allocation would not be meaningful. Therefore, 2020 results reflect consolidated results inclusive of discontinued operations, and 2021 results reflect only continuing operations.

See footnotes on page 13.

Acadia Healthcare Company, Inc.
Discontinued Operations Supplemental Financial Information
(Unaudited)

Statements of Discontinued Operations

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
	(in thousands)

Revenue	$-	$301,996	$62,520	$1,119,768

Salaries, wages and benefits	-	166,620	35,937	632,134
Professional fees	-	35,027	6,815	127,291
Supplies	-	10,011	2,217	38,285
Rents and leases	-	12,890	2,509	47,748
Other operating expenses	-	27,852	6,682	113,534
Depreciation and amortization	-	19,196	-	74,935
Interest expense, net	-	(1,083)	10	(417)
Loss on sale	(764)	867,324	13,490	867,324
Loss on impairment	-	-	-	20,239
Transaction-related expenses	-	984	6,265	8,719
Total expenses	(764)	1,138,821	73,925	1,929,792
Income (loss) from discontinued operations before income taxes	764	(836,825)	(11,405)	(810,024)
Provision for (benefit from) income taxes	764	5,369	1,236	2,366
Income (loss) from discontinued operations, net of taxes	-	(842,194)	(12,641)	(812,390)

Reconciliation of Income (Loss) from Discontinued Operations to Adjusted Income from Discontinued Operations before Income Taxes

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
	(in thousands)

Income (loss) from discontinued operations, net of taxes	$-	$(842,194)	$(12,641)	$(812,390)

Adjustments to income:
Transaction-related expenses (b)	-	984	6,265	8,719
Loss on sale (f)	(764)	867,324	13,490	867,324
Loss on impairment (d)	-	-	-	20,239
Provision for (benefit from) income taxes	764	5,369	1,236	2,366
Adjusted income from discontinued operations before income taxes	$-	$31,483	$8,350	$86,258

See footnotes on page 13.

Acadia Healthcare Company, Inc.
Footnotes

We have included certain financial measures in this press release, including those listed below, which are “non-GAAP financial measures” as defined under the rules and regulations promulgated by the SEC. These non-GAAP financial measures include, and are defined, as follows:

• EBITDA: net income (loss) attributable to Acadia Healthcare Company, Inc. adjusted for net income attributable to noncontrolling interests, loss from discontinued operations, net of taxes, provision for income taxes, net interest expense and depreciation and amortization.

• Adjusted EBITDA: EBITDA adjusted for equity-based compensation expense, transaction-related expenses, debt extinguishment costs and loss on impairment.

• Adjusted EBITDA excluding income from provider relief fund: Adjusted EBITDA adjusted for income from provider relief fund.

• Adjusted EBITDA margin: Adjusted EBITDA divided by revenue.

• Adjusted EBITDA margin excluding income from provider relief fund: Adjusted EBITDA excluding income from provider relief fund divided by revenue.

• Adjusted income from continuing operations before income taxes attributable to Acadia Healthcare Company, Inc.: net income (loss) attributable to Acadia Healthcare Company, Inc. adjusted for loss from discontinued operations, net of taxes, transaction-related expenses, debt extinguishment costs, loss on impairment and provision for income taxes.

• Adjusted income from continuing operations attributable to Acadia Healthcare Company, Inc.: Adjusted income from continuing operations before income taxes attributable to Acadia Healthcare Company, Inc. adjusted for the income tax effect of adjustments to income.

• Adjusted income from continuing operations attributable to Acadia Healthcare Company, Inc. excluding income from provider relief fund: Adjusted income from continuing operations attributable to Acadia Healthcare Company, Inc. adjusted for income from provider relief fund.

• Adjusted income from discontinued operations before income taxes: Loss from discontinued operations, net of taxes, adjusted for transaction-related expenses, loss on sale, loss on impairment and provision for (benefit from) income taxes.

• Adjusted income attributable to Acadia Healthcare Company, Inc.: the sum of Adjusted income from continuing operations before income taxes attributable to Acadia Healthcare Company, Inc., Adjusted income from discontinued operations before income taxes and income tax effect of adjustments to income.

• Adjusted income attributable to Acadia Healthcare Company, Inc. excluding income from provider relief fund: Adjusted income from continuing operations attributable to Acadia Healthcare Company, Inc. adjusted for income from provider relief fund.

The non-GAAP financial measures presented herein are supplemental measures of our performance and are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). The non-GAAP financial measures presented herein are not measures of our financial performance under GAAP and should not be considered as alternatives to net income or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as measures of our liquidity. Our measurements of these non-GAAP financial measures may not be comparable to similarly titled measures of other companies. We have included information concerning the non-GAAP financial measures in this press release because we believe that such information is used by certain investors as measures of a company’s historical performance. We believe these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of issuers of equity securities, many of which present similar non-GAAP financial measures when reporting their results. Because the non-GAAP financial measures are not measurements determined in accordance with GAAP and are thus susceptible to varying calculations, the non-GAAP financial measures, as presented, may not be comparable to other similarly titled measures of other companies. Our presentation of these non-GAAP financial measures should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

The Company is not able to provide a reconciliation of projected Adjusted EBITDA and adjusted earnings per diluted share, where provided, to expected results due to the unknown effect, timing and potential significance of transaction-related expenses and the tax effect of such expenses.

(a) Represents the equity-based compensation expense of Acadia.

(b) Represents transaction-related expenses incurred by Acadia primarily related to termination, restructuring, strategic review, acquisition and other similar costs.

(c) Represents debt extinguishment costs recorded during the first quarter of 2021 in connection with the redemption of the 5.625% senior notes and 6.500% senior notes and the termination of the prior credit facility, during the second quarter of 2020 in connection with the redemption of the 6.125% senior notes and 5.125% senior notes and during the fourth quarter of 2020 the issuance of the 5.000% senior notes in October 2020 and the fourth repricing facilities amendment to the amended and restated credit facility in November 2020.

(d) The Company opened a 260-bed replacement hospital in Pennsylvania and recorded a non-cash property impairment charge of $23.2 million for the existing facility during the second quarter of 2021. Additionally, during the third quarter of 2021, the Company recorded a $1.1 million non-cash property impairment charge for one facility in Louisiana resulting from hurricane damage. For 2020, represents non-cash long-lived asset impairment charges related to certain facility closures.

(e) Represents the income tax effect of adjustments to income based on tax rates of 25.2% and 13.7% for the three months ended December 31, 2021 and 2020, respectively, and 26.3% and 15.3% for the year ended December 31, 2021 and 2020, respectively.

(f) For 2020, represents the loss on sale, including a non-cash goodwill impairment charge of $356.2 million, recorded in connection with the U.K. sale. For 2021, represents the adjustments to the loss on sale recorded in connection with the sale of our U.K. operations in January 2021 to reflect an increase in the U.K. carrying value.

Contacts

Gretchen Hommrich
Vice President, Investor Relations
(615) 861-6000